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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 March 22, 2006
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                     1-7023                      04-1933106
(State of incorporation)      (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)

941 Grinnell Street, Fall River, Massachusetts                      02721
(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code (508) 678-1951


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

Credit Agreement Amendment; Financial Consulting Agreement

Credit Agreement Amendment

On May 18, 2005, Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation (the "Company"), entered into a five-year, $70.0 million senior secured revolving credit and term loan agreement with Bank of America, N.A. and two other lenders (the "2005 Credit Agreement"). The 2005 Credit Agreement provides for a $20.0 million term loan (the "Term Loan") and a $50.0 million revolving credit and letter of credit facility (the "Revolving Credit Facility"). Quaker's obligations under the 2005 Credit Agreement are guaranteed by the Company and two Quaker subsidiaries (the "Guaranty"). Pursuant to a Security Agreement (also dated as of May 18, 2005) executed by Quaker, the Company, and two subsidiaries of Quaker, all of Quaker's obligations under the 2005 Credit Agreement are secured by first priority liens upon all of Quaker's and the Company's assets and on the assets of the two Quaker subsidiaries acting as guarantors (the "Security Agreement").

On March 22, 2006, the Company and the other parties to the 2005 Credit Agreement entered into Waiver and Amendment No. 4, effective as of March 22, 2006, to the 2005 Credit Agreement ( "Amendment No. 4") to (i) waive certain "Specified Defaults" arising out of the Company's failure to comply with the two
(2) consecutive month minimum consolidated EBITDA covenant for the two month period ending at the end of Fiscal February and the Company's anticipated failure to deliver audited financial statements without qualification or expression of concern as to the uncertainty of the Parent to contine as a going concern within ninety (90) days of the end of Fiscal 2005, (ii) add a new provision with respect to the Company's retention of an Additional Financial Consultant (as defined in Amendment No. 4) to perform certain specific services set forth in Amendment No. 4, (iii) increase the Availability Reserve from $7.5 million to $8.5 million during the period commencing on March 22, 2006 and ending on May 1, 2006 (advances under the Revolving Credit Facility are limited to a formula based on Quaker's accounts receivable and inventory minus the Availability Reserve), (iv) eliminate the two (2) consecutive month minimum consolidated EBITDA covenant for the two month period ending at the end of Fiscal March, (v) change the amortization schedule on the Term Loan from quarterly to monthly, effective June 1, 2006, (vi) require that the net proceeds of any asset sales be applied to the remaining scheduled installments of principal under the Term Loan in the inverse order of their maturity, rather than pro rata, (vii) by no later than May 12, 2006, provide the lenders with weekly 13-week cash flow forecasts and a revised 2006 business plan, (viii) require that all cash received by the Company be applied daily to the reduction of the Company's obligations under the Revolving Credit Facility, requiring the Company to re-borrow funds more frequently to meet its liquidity requirements,
(ix) end the Company's ability to request, convert or continue any LIBOR Rate Loans, and (x) require the Company to reimburse not only the Administrative Agent but also the other lenders for all out-of-pocket expenses incurred in connection with the preparation of Amendment No. 4 and the on-going adminstration of the Loan Documents. In addition, the Company also agreed to pay an amendment fee of $125,000 in exchange for the amendment and a $2.5 million reduction in the Total Commitment (as defined in the 2005 Credit Agreement,) bringing the Total Commitment down to $30.0 million, effective March, 2006.

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As of March 22, 2006, there were $37.6 million of loans outstanding under the
2005 Credit Agreement, including the remaining $18.0 million term loan component, approximately $4.6 million of letters of credit and unused availability of $0.9 million, net of the $8.5 million Availability Reserve required pursuant to Amendment No. 4.

The Company's ability to meet its current obligations is dependent on: (i) its access to trade credit, (ii) its operating cash flow and (iii) its Availability under the 2005 Credit Agreement, which is a function of Eligible Accounts Receivable, Eligible Inventory, and the Availability Reserve as those terms are defined in the 2005 Credit Agreement. The increase in the Availability Reserve discussed above reduces Availability and thus the Company's ability to borrow. The Company manages its inventory levels, accounts receivable, accounts payable and capital expenditures to provide adequate resources to meet its operating needs, maximize its cash flow and reduce the need to borrow under the 2005 Credit Agreement. However, its cash position may be adversely affected by factors it cannot completely control, including but not limited to, a reduction in incoming order rates, production rates, sales, and accounts receivable, as well as delays in receipt of payment of accounts receivable and limitations of trade credit. The Company has implemented a plan to carefully monitor and manage its investment in inventory and is seeking to dispose of certain manufacturing and warehousing facilities no longer needed as a result of the consolidation of some of its facilities. In addition, management adjusts the Company's cost structure on a continuing basis to reflect changes in demand.

The foregoing description of Amendment No. 4 to the 2005 Credit Agreement is qualified in its entirety by reference to Amendment No. 4 filed as Exhibit 10.32 to this Form 8-K, which is incorporated by reference herein.


Financial Consulting Agreement

On March 22, 2006, Quaker entered into a consulting agreement with Alvarez & Marsal, LLC ("A&M"), a financial consulting firm located in New York City (the "A&M Consulting Agreement"). The A&M Consulting Agreement provides for A&M to provide Quaker with consulting services as more fully described in the A&M Consulting Agreement attached as Exhibit 10.33 to this filing.

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The foregoing description of the A&M Consulting Agreement is qualified in its entirety by reference to the A&M Consulting Agreement filed as Exhibit 10.33 to this Form 8-K and incorporated by reference herein.


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Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

10.32 Waiver and Amendment No. 4 dated as of March 22, 2006 to Revolving Credit and Term Loan Agreement (dated as of May 18, 2005) by and among Quaker Fabric Corporation of Fall River, as Borrower; Bank of America, N.A. and the Other Lending Institutions which are or may become parties thereto; Bank of America, N.A., as Administrative Agent and Issuing Bank; Fleet National Bank, as Cash Management Bank; and Banc of America Securities LLC, as Sole Lead Arranger and Book Manager.

10.33 Engagement Letter dated March 22, 2006 by and between Quaker Fabric Corporation and Alvarez & Marsal (the "A&M Consulting Agreement").

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          QUAKER FABRIC CORPORATION
                                                (Registrant)


Date: March 22, 2006                      /s/ Paul J. Kelly
                                          --------------------------------------
                                          Paul J. Kelly
                                          Vice President - Finance and Treasurer

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                                                                   EXHIBIT INDEX

10.32 Waiver and Amendment No. 4 dated as of March 22, 2006 to Revolving Credit and Term Loan Agreement (dated as of May 18, 2005) by and among Quaker Fabric Corporation of Fall River, as Borrower; Bank of America, N.A. and the Other Lending Institutions which are or may become parties thereto; Bank of America, N.A., as Administrative Agent and Issuing Bank; Fleet National Bank, as Cash Management Bank; and Banc of America Securities LLC, as Sole Lead Arranger and Book Manager.

10.33 Engagement Letter dated March 22, 2006 by and between Quaker Fabric Corporation and Alvarez & Marsal (the "A&M Consulting Agreement").